SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 20, 1998


                            United Bankshares, Inc.
                            -----------------------
             (Exact name of registrant as specified in its charter)


         West Virginia                    0-13322                 55-0641179
         -------------                    -------                 ----------
(State or other jurisdiction of         (Commission            (I.R.S. Employer
 incorporation or organization)          File No.)           Identification No.)


         300 United Center
         500 Virginia Street, East
         Charleston, West Virginia                              25301
         -------------------------                              -----
  (Address of principal executive offices)                     Zip Code


                                 (304) 424-8761
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
             (Former name or address, if changed since last report)

Item 5.  Other Events


         After the close of business on July 20, 1998, United Bankshares, Inc. announced earnings for the three months and six months ended June 30, 1998. A copy of the capsule financial information is filed as Exhibit 99.1 to this report.

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



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


(c)      Exhibits

         99.1 Capsule financial information dated July 20, 1998, announcing United's earnings for the three months and six months ended June 30, 1998.


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



                    UNITED BANKSHARES. INC. AND SUBSIDIARIES

                                FINANCIAL SUMMARY
               (In Thousands Except for Share and Per Share Data)

                                                             Three Months Ended                         Six Months Ended
                                                      ----------------------------------        ---------------------------------
                                                           June 30            June 30                June 30             June 30
                                                             1998               1997                   1998                1997
                                                      ------------------   -------------         ----------------      ----------
EARNINGS SUMMARY
Interest income, taxable equivalent                          $74,931           $62,019                $145,604          $121,852
Interest expense                                              34,496            27,963                  66,976            54,493
Net interest income, taxable equivalent                       40,435            34,056                  78,628            67,359
Taxable equivalent adjustment                                    922               799                   1,929             1,604
Net interest income                                           39,513            33,257                  76,699            65,755
Provision for loan losses                                      5,257               558                   7,307             1,162
Noninterest income                                             6,144             4,958                  11,919             9,631
Gain (loss) on security transactions                            (225)               (1)                  2,262                40
Income (loss) from mortgage banking operations                 5,723             2,928                  11,311             5,933
Noninterest expenses                                          38,573            22,142                  66,381            44,122
Income taxes                                                     504             6,316                   7,935            12,085
Net income                                                     6,821            12,126                  20,568            23,990
Cash dividends paid                                            7,034             4,930                  12,286             9,895

PER COMMON SHARE:
Net income:
  Basic                                                         0.17              0.31                    0.53              0.62
  Diluted                                                       0.17              0.31                    0.52              0.61
Cash dividends paid                                             0.18              0.17                    0.35              0.33
Book value                                                                                                9.30              8.61
Closing market price                                                                                    34.125            21.250
Common shares outstanding:
  Actual, net of treasury shares                                                                    39,114,951        38,533,178
  Basic                                                   39,080,717        38,517,014              39,073,837        38,485,232
  Diluted                                                 39,805,419        39,077,226              39,731,926        39,128,076

FINANCIAL RATIOS
Return on average assets                                        0.72%             1.51%                   1.11%             1.53%
Return on average shareholders' equity                          7.50%            14.84%                  11.41%            14.78%
Average equity to average assets                                9.54%            10.23%                   9.72%            10.32%
Net interest margin                                             4.50%             4.54%                   4.51%             4.56%

                                                          June 30             June 30              December 31          March 31
                                                            1998                1997                   1997               1998
                                                      ------------------   -------------         ----------------      ----------
PERIOD END BALANCES
Assets                                                    3,867,002          3,336,076               3,726,359          3,804,958
Earning assets                                            3,634,870          3,245,202               3,499,014          3,594,731
Loans, net of unearned income                             2,881,824          2,325,288               2,607,406          2,781,391
Investment securities                                       752,883            742,014                 826,831            801,070
Total deposits                                            2,994,619          2,635,548               2,925,349          2,950,014
Shareholders' equity                                        363,792            331,940                 355,474            363,643

                         [United Bankshares, Inc. Logo]

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


                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       UNITED BANKSHARES, INC.


Date     July 28, 1998                 By  /s/ Steven E. Wilson
    ----------------------               -----------------------
                                           Steven E. Wilson
                                           Its Executive Vice President,
                                           Secretary and Chief Financial Officer

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